      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997

                                                       REGISTRATION NO. 33-56555
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------
                        BURNHAM PACIFIC PROPERTIES, INC.

             (Exact name of Registrant as specified in its Charter)


                MARYLAND                                 33-0204162
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)               Identification Number)


                               610 WEST ASH STREET
                                   SUITE 1600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 652-4700
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)


                                 DANIEL B. PLATT
                               610 WEST ASH STREET
                                   SUITE 1600
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 652-4700
                     (Name, address, including zip code, and
                       telephone, including area code, of
                               agent for service)



                                    Copy to:

                              WILLIAM B. KING, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000



================================================================================

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                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                              AVAILABLE INFORMATION


ITEM 2.  INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS.

         Not Applicable.

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED
         CHARGES.

         Not applicable.

ITEM 4.  USE OF PROCEEDS.

         Not applicable.

ITEM 5.  DETERMINATION OF OFFERING PRICE.

         Not applicable.

ITEM 6.  DILUTION.

         Not applicable.

ITEM 7.  SELLING SECURITY HOLDERS.

         Not applicable.

ITEM 8.  PLAN OF DISTRIBUTION.

         Not applicable.

ITEM 9.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         Not applicable.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 11. MATERIAL CHANGES.

         Not applicable.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

         Effective on May 27, 1997, Burnham Pacific Properties, Inc., a California corporation (the "California Company") and the original registrant under this Registration Statement, reincorporated as a Maryland corporation (the "Company"). This Amendment to the Registration Statement is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, in order to effectuate the adoption of the Registration Statement by the Company as the successor issuer to the California Company, to the extent applicable. The Registration Statement shall hereafter be deemed to relate to that number of shares of the Company's Common Stock, no par value per share, to which this Registration Statement originally related.

         The Company hereby incorporates by reference (i) its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 25, 1997, (ii) its Proxy Statement dated March 31, 1997 for its 1997 Annual Meeting of Shareholders, (iii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 15, 1997, (iv) its Current Report on Form 8-K/A dated January 31, 1997 filed on April 15, 1997, and (v) the description of its Common Stock contained in its Registration Statement on Form 8-B filed on June 2, 1997.

         All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 13. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

         Not applicable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Not applicable.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Burnham Pacific Properties, Inc. (the "Company") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(i) any individual who is a present or former director, officer, employee or agent of the Company or of its predecessor, Burnham Pacific Properties, Inc., a California corporation (the "Predecessor Corporation") or (ii) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any individual who is a present or former director, officer, employee or agent of the Company or Predecessor Corporation or (b) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL allows a corporation to advance expenses to a director or officer, provided that, as a condition to advancing expenses, the corporation obtains (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the bylaws and (y) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

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ITEM 16.  EXHIBITS.

------------
EXHIBIT NO.       DESCRIPTION

    3.1 Charter of the Company, as amended and restated May 6, 1997, incorporated by reference to pages B-1 through B-13 of the Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.

    3.2 Bylaws of the Company, incorporated by reference to pages C-1 through C-13 of the Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.

    4.1 Share certificate for Common Stock of the Corporation, incorporated by reference to Exhibit 4.0 to Registration Statement No. 33-30489.

   *5.1 Opinion of Ronald R. Hrusoff as to legality of Securities (including consent).

   10.1 Form of Property Management Agreement with John Burnham & Company (separate agreement for each property), incorporated by reference to
           Exhibit 10.2 to Registration Statement No. 33-14571.

   10.2 Stock Option Plan of the Corporation, incorporated by reference to Exhibit A to the Corporation's Proxy Statement dated October 21, 1987 and for amendment thereto to pages 10-13 of the Corporation's Proxy Statement dated March 21, 1989.

 **23.1    Consent of Deloitte & Touche LLP.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.







---------------------------

*  Previously filed
** Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of July, 1997.


                                             BURNHAM PACIFIC PROPERTIES, INC.


                                             By: /s/ J. David Martin
                                                 -------------------------------
                                                 J. David Martin

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints J. David Martin and Daniel B. Platt, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and/or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to additional securities of the same class(es) as offered in an offering of Securities pursuant to this Registration Statement, and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.





       Name                             Title                           Date



/s/ J. David Martin          President, Chief Executive Officer    July 18, 1997
--------------------------   (Principal Executive Officer) and
J. David Martin              Director



/s/ Daniel B. Platt          Chief Financial Officer               July 18, 1997
--------------------------
Daniel B. Platt



/s/ Jeffrey R. Fisher        Director of Finance and
--------------------------   Treasurer (Principal Accounting
Jeffrey R. Fisher            Officer)                              July 18, 1997




/s/ Malin Burnham            Director                              July 18, 1997
--------------------------
Malin Burnham



                             Director                              July   , 1997
--------------------------
James D. Harper, Jr.

                             Director                              July   , 1997
--------------------------
James D. Klingbeil



                             Director                              July   , 1997
--------------------------
Donne P. Moen



             *               Director                              July 18, 1997
--------------------------
Thomas A. Page



/s/ Philip S. Schlein        Director                              July 18, 1997
--------------------------
Philip S. Schlein



             *               Director                              July 18, 1997
--------------------------
Richard R. Tartre



/s/ Robin Wolaner            Director                              July 18, 1997
--------------------------
Robin Wolaner





*  By Malin Burnham,
   Attorney-in-Fact


   /s/ Malin Burnham
   --------------------------
   Malin Burnham

                                  EXHIBIT INDEX


------------
EXHIBIT NO.       DESCRIPTION

    3.1 Charter of the Company, as amended and restated May 6, 1997, incorporated by reference to pages B-1 through B-13 of the Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.

    3.2 Bylaws of the Company, incorporated by reference to pages C-1 through C-13 of the Company's Proxy Statement for its 1997 Annual Meeting, filed March 31, 1997.

    4.1 Share certificate for Common Stock of the Corporation, incorporated by reference to Exhibit 4.0 to Registration Statement No. 33-30489.

   *5.1 Opinion of Ronald R. Hrusoff as to legality of Securities (including consent).

   10.1 Form of Property Management Agreement with John Burnham & Company (separate agreement for each property), incorporated by reference to
           Exhibit 10.2 to Registration Statement No. 33-14571.

   10.2 Stock Option Plan of the Corporation, incorporated by reference to Exhibit A to the Corporation's Proxy Statement dated October 21, 1987 and for amendment thereto to pages 10-13 of the Corporation's Proxy Statement dated March 21, 1989.

 **23.1    Consent of Deloitte & Touche LLP.








-------------------------------

*  Previously filed
** Filed herewith